Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Weatherford International Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-174485) on Form S-3 and (Nos. 033-65790-100, 033-64349-100, 333-13531-100, 333-36598-100, 333-48320-100, 333-48322-100, 333-53633-100, 333-81678-100, 333-81676-100, 333-112378-01, 333-134425-01, 333-167959, and 333-181664) on Form S-8 of Weatherford International Ltd. of our reports dated February 25, 2014, with respect to the consolidated balance sheet of Weatherford International Ltd. as of December 31, 2013, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the year ended December 31, 2013, and the related financial statement schedule for the year ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Weatherford International Ltd.

/s/ KPMG LLP

Houston, Texas
February 25, 2014